Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1/A of Gold Royalty Corp. of our report dated December 4, 2020 relating to the financial statements of Gold Royalty Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

February 12, 2021